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                                                                    Exhibit 99.1

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 2, 2003, by and among The Thomson Corporation, a corporation organized under the laws of Ontario, Canada ("Parent"), Gulf Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent and a direct wholly-owned subsidiary of Thomson Legal and Regulatory Inc. ("Merger Sub"), and Elite Information Group, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have each determined that it is in the best interests of their respective stockholders for Merger Sub to acquire the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance thereof, it is proposed that Merger Sub will make a cash tender offer to acquire all shares of the issued and outstanding common stock, $.01 par value, of the Company (the "Company Common Stock" or the "Shares") for $14.00 per share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer (as hereinafter defined), being the "Per Share Amount"); and

     WHEREAS, the Board of Directors of the Company has unanimously approved the making of the Offer and resolved to recommend that holders of Shares tender their Shares pursuant to the Offer; and

     WHEREAS, also in furtherance of such acquisition, the Boards of Directors of the Company, Merger Sub and Parent have each approved the merger of Merger Sub with and into the Company (the "Merger"), with the Company as the surviving corporation (the "Surviving Corporation"), following the Offer in accordance with the laws of the State of Delaware and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub has approved and declared advisable this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock, other than shares directly or indirectly owned by Parent or the Company and other than Dissenting Shares (as hereinafter defined), will be converted into the right to receive cash; and

     WHEREAS, Parent, Merger Sub and certain stockholders of the Company (the "Stockholders") have entered into a Stockholders Support Agreement, dated as of the date hereof (the "Stockholders Agreement"), providing that, among other things, the Stockholders (i) will tender their Shares into the Offer and (ii) vote their Shares in favor of the Merger, if applicable, in each case, subject to the conditions set forth therein; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

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                                    ARTICLE I

                                    THE OFFER

     SECTION 1.01 The Offer.

     (a) Provided that nothing shall have occurred that, had the Offer referred to below been commenced, would give rise to a right to terminate the Offer pursuant to any of the conditions set forth in paragraphs (ii)(a) - (ii)(g) of Annex I hereto, then as promptly as practicable after the date hereof (and in any event within eight (8) business days of the date of this Agreement), Merger Sub shall (A) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase any and all of the outstanding shares of Company Common Stock at a price per Share equal to the Per Share Amount, net to the seller in cash, without interest and (B) after affording the Company a reasonable opportunity to review and comment thereon, file a Tender Offer Statement on Schedule TO (the "Schedule TO") and all other necessary documents (collectively, the "Offer Documents") with the Securities and Exchange Commission (the "SEC"), make all deliveries, mailings and telephonic notices required by Rule 14d-3 under the Exchange Act, and publish, send or give the disclosure required by Rule 14d-6 under the Exchange Act by complying with the dissemination requirements of Rule 14d-4 under the Exchange Act in each case in connection with the Offer Documents. The Offer shall be subject only to the condition that there shall be validly tendered in accordance with the terms of the Offer and not withdrawn prior to the Expiration Date (as hereinafter defined) a number of Shares that, together with the Shares then owned by Parent and/or Merger Sub or any other subsidiary of Parent, represents at least a majority of the Shares outstanding on a Fully-Diluted Basis (as hereinafter defined) (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. Merger Sub expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer, provided that without the prior written consent of the Company, (i) the Minimum Condition may not be waived, (ii) the condition to the Offer that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") or under any applicable foreign antitrust statutes or regulations shall have expired or been terminated (the "Regulatory Condition") may not be waived,
(iii) no change may be made that changes the form of consideration to be paid, decreases the Per Share Amount or the number of Shares sought in the Offer or imposes conditions to the Offer in addition to those set forth in Annex I and
(iv) no other change may be made to any term of the Offer in any manner adverse to the holders of the Shares. Notwithstanding the foregoing, except as otherwise provided in this Section 1.01(a), without the consent of the Company, Merger Sub shall have the right to extend the Offer, provided that such extension does not extend beyond the later of (x) July 31, 2003 and (y) the date that is 30 days after the date that the Company has complied with its obligations under Section
6.03 (the "Outside Date") (i) from time to time if, at the scheduled or extended Expiration Date, any of the conditions to the Offer shall not have been satisfied or waived, until such conditions are satisfied or waived or (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law. The Offer shall remain open until 12:00 midnight on the date that is twenty (20) business days after the commencement of the Offer (the "Expiration Date"), unless Merger Sub shall have extended the period of time for which the Offer is open pursuant to, and in accordance with, the terms of this Agreement or as may be

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required by applicable law, in which event, the term "Expiration Date" shall mean the latest time and date as the Offer, as so extended, may expire. If, at any scheduled or extended Expiration Date, the Offer shall not have been consummated as a result of the failure to satisfy the Regulatory Condition or the occurrence of a Litigation Event, Parent shall, if requested by the Company, cause Merger Sub to extend the Expiration Date for one or more periods (not in excess of ten (10) business days each) until such condition is satisfied, but in no event later than September 29, 2003 (the "Alternative Outside Date"). If at the expiration of the Offer all of the conditions to the Offer have been satisfied or waived, but the number of Shares validly tendered and not withdrawn in the Offer constitute less than 90% of the outstanding Shares, Merger Sub shall extend the Offer pursuant to an amendment to the Offer providing for a "subsequent offering period" not to exceed twenty (20) business days to the extent permitted under, and in compliance with, Rule 14d-11 under the Exchange Act. Subject to the foregoing and upon the terms and subject to the conditions of the Offer, Merger Sub shall, and Parent shall cause it to, accept for payment and pay for, as promptly as practicable after the expiration of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer. Notwithstanding the immediately preceding sentence and subject to the applicable rules of the SEC and the terms and conditions of the Offer, Merger Sub expressly reserves the right to delay payment for Shares in order to comply in whole or in part with applicable laws. Any such delay shall be effected in compliance with Rule 14e-1(c) under the Exchange Act. If the payment equal to the Per Share Amount in cash, without interest (the "Merger Consideration") is to be made to a person other than the person in whose name the surrendered certificate formerly evidencing Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Merger Sub that such taxes either have been paid or are not applicable.

     (b) Parent, Merger Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Merger Sub agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to their being filed with the SEC or disseminated to the holders of Shares. Parent and Merger Sub shall provide the Company and its counsel with a copy of any written comments or telephonic notification of any oral comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer promptly after the receipt thereof, shall consult with the Company and its counsel prior to responding to any such comments, and shall provide the Company and its counsel with a copy of any written responses thereto and telephonic notification of any oral responses thereto of Parent or Merger Sub or their counsel.

     (c) Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to purchase any and all Shares that Merger Sub becomes obligated to purchase pursuant to the Offer.


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     SECTION 1.02 Company Action.

     (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held has unanimously
(i) determined that this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, are fair to and in the best interests of the Company's stockholders,
(ii) approved, adopted and declared advisable this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, in accordance with the requirements of the General Corporation Law of the State of Delaware (the "DGCL"), including, without limitation Section 203 of the DGCL and (iii) resolved to recommend to its stockholders that they tender their Shares in the Offer and vote to approve and adopt this Agreement. The Company will promptly furnish Parent with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer. From and after the date of this Agreement, all such information concerning the Company's record holders and, to the extent known, beneficial holders, shall be made available to Merger Sub. Subject to the requirements of applicable laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, Parent and Merger Sub shall, until consummation of the Offer, hold in confidence the information contained in any of such labels and lists, shall use such information only in connection with the Offer, the Merger and the other transactions contemplated by this Agreement and, if this Agreement shall be terminated in accordance with Section 8.01, shall deliver to the Company all copies of such information then in their possession or under their control. The Company further represents that Broadview International LLC has delivered to the Company's Board of Directors a written opinion that, as of the date of this Agreement, the Merger Consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to the holders of Shares from a financial point of view (the "Fairness Opinion"). The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors described in Section 1.02(a)(iii), and the Company shall not withdraw or modify such recommendation in any manner adverse to Merger Sub or Parent except as provided in Section 5.04(b). The Company has been advised by its directors that they currently intend either to tender all Shares beneficially owned by them to Merger Sub pursuant to the Offer or to vote such Shares in favor of the approval and adoption by the stockholders of the Company of this Agreement and the transactions contemplated hereby.

     (b) As soon as practicable on the day that the Offer is commenced (which shall not be prior to the fifth business day after the date hereof without the Company's consent), the Company shall file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that shall contain the Fairness Opinion and, subject to Section 5.04(b), shall reflect the recommendations of the Company's Board of Directors referred to above. The Company, Parent and Merger Sub each agrees promptly to correct any information provided by it for use in the

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Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and each amendment thereto prior to its being filed with the SEC or disseminated to the holders of Shares. The Company shall provide Parent, Merger Sub and their counsel with a copy of any written comments or telephonic notification of any oral comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt thereof, shall consult with Parent, Merger Sub and their counsel prior to responding to any such comments, and shall provide Parent, Merger Sub and their counsel with a copy of any written responses thereto and telephonic notification of any oral responses thereto of the Company and its counsel.

     SECTION 1.03 Directors.

     (a) Effective upon the acceptance for payment of, and payment for, the Shares pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares beneficially owned by Parent and/or Merger Sub (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall promptly take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such times, the Company shall use its best efforts to cause persons designated by Parent to constitute the same percentage of each committee of the Company's Board of Directors as persons designated by Parent shall constitute of the Company's Board of Directors, to the extent permitted by applicable law or the rules of NASDAQ or any other stock exchange or automated quotation system in which the Company Common Stock is then listed or quoted.

     (b) The Company's obligations to appoint Parent's designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder require in order to fulfill its obligations under this Section. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

     (c) Following the election or appointment of Parent's designees pursuant to
Section 1.03(a) and until the Effective Time (as hereinafter defined), there shall be in office at least one Continuing Director (as hereinafter defined) and the approval of not less than a majority of the directors of the Company then in office, which majority shall include the concurrence of a majority of the directors neither designated by or otherwise affiliated with Parent nor employed by the Company (the "Continuing Directors"), shall be required to authorize any termination of

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this Agreement by the Company, any amendment of this Agreement requiring action by the Board of Directors of the Company, any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub and any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company or other action by the Company hereunder which adversely affects the holders of Shares (other than Parent and Merger Sub); provided, however, if the foregoing provisions of this subsection are invalid or incapable of being enforced under applicable law, then neither Parent nor Merger Sub shall approve (either in its capacity as a stockholder or as a party to this Agreement, as applicable), and Parent and Merger Sub shall use their commercially reasonable efforts to prevent the occurrence of, such action unless such action shall have received the unanimous approval of the Board of Directors of the Company. Following the election or appointment of Parent's designees pursuant to Section 1.03(a) and until the Effective Time, the Company shall use its reasonable best efforts to ensure that at least two Continuing Directors shall remain members of the Board of Directors; provided that, if there shall be in office fewer than two Continuing Directors for any reason, the parties shall use their commercially reasonable efforts to cause the Board of Directors of the Company to cause the person designated by the remaining Continuing Director to be elected to fill such vacancy, which person shall be deemed to be a Continuing Director for all purposes of this Agreement. If no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be directors, officers, employees or affiliates of Parent, Merger Sub or the Company, and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement. The Board of Directors of the Company shall not delegate any matter covered by this
Section 1.03 to any committee of the Board of Directors of the Company unless such committee consists only of Continuing Directors.


                                   ARTICLE II

                                   THE MERGER

     SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the Company, as the Surviving Corporation, shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     SECTION 2.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the parties hereto (the "Closing Date").

     SECTION 2.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall acknowledge and file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as the

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Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 2.04 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 2.05 Certificate of Incorporation and By-laws.

     (a) The Certificate of Incorporation of the Company shall be amended in the Merger to read in its entirety as set forth on Exhibit A hereto and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) Subject to Section 6.05(b), the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 2.06 Board of Directors. The Board of Directors of Merger Sub shall be the Board of Directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 2.07 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE III

    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

     SECTION 3.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company Common Stock or capital stock of Merger Sub:

     (a) Cancellation of Company Stock. Each share of the Company Common Stock that is owned by Parent or the Company (or by any direct or indirect wholly-owned subsidiary of Parent or the Company) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of the Company Common Stock. Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(a) and other than Dissenting Shares) shall be converted into the right to receive the Merger Consideration without interest thereon. As of the Effective Time, all shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented shares of Company Common Stock (a

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"Certificate") shall cease to have any rights with respect thereto except (other than in the case of shares to be canceled in accordance with Section 3.01(a)) the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 3.02, without interest, or, in the case of Dissenting Shares, the rights, if any, accorded under Section 262 of the DGCL.

     (c) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     SECTION 3.02 Surrender of Certificates.

     (a) Deposit with the Paying Agent. Prior to the Effective Time, Merger Sub shall appoint an agent reasonably acceptable to the Company (the "Paying Agent") for the purpose of exchanging Certificates for the Merger Consideration. As of the Effective Time, Parent shall cause the Surviving Corporation to deposit with the Paying Agent, for the benefit of the holders of Certificates, the cash representing the Merger Consideration (the "Payment Fund") payable pursuant to
Section 3.01 in exchange for Certificates.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of such a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the cash which such holder has the right to receive pursuant to this Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, cash may be paid to a person other than the person in whose name the Certificate surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the payment of cash to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the other provisions of this Article III. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article III. The Surviving Corporation shall pay the charge and expenses of the Paying Agent.

     (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to

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have been paid and issued in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

     (d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of their claim for any cash to which such holders may be entitled.

     (e) No Liability. None of Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation.

     (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, deliverable in respect thereof, pursuant to this Agreement.

     (h) Withholding Rights. The Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

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


     SECTION 3.03 Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a "Dissenting Stockholder") who shall not have voted to adopt this Agreement and who properly demands appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in Section 3.01, but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Stockholder's shares of Company Common Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement and shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive for each such share the Merger Consideration, without any interest thereon, upon surrender, pursuant to Section 3.02, of the Certificates evidencing such Shares. The Company shall give Parent (i) prompt notice of any demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     SECTION 3.04 Exemption from Liability under Section 16(b). Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Sub and Company agree to cooperate fully in the structuring and timing of any dispositions and acquisitions of equity securities by directors and officers (as defined in Rule 16a-1 under the Exchange Act) of the Company pursuant to the transactions contemplated by this Agreement and to take, and cause their respective boards of directors, compensation committees or stockholders to take, prior to the Expiration Date, or Effective Time, as applicable, any and all such actions as may be necessary or desirable to afford an exemption from liability under Section 16(b) of the Exchange Act for such acquisitions and dispositions.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01 Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule dated the date hereof and delivered by the Company to Parent in connection with the execution of this Agreement (the "Company Disclosure Schedule") (provided that the listing of an item in one schedule of the Company Disclosure Schedule shall be deemed to be a listing in each schedule of the Company Disclosure Schedule and to apply to any other representation and warranty of the Company in this Agreement to the extent that it is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other schedule or representation and warranty), the Company represents and warrants to Parent as follows:

     (a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries (as defined in Section 9.03) is duly organized, validly existing and in good standing under the laws of the respective jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary and has all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, other than in such jurisdictions where the failure to be so qualified or licensed or where the failure to have such governmental approvals, individually or in the aggregate, is not reasonably likely to have a material adverse effect (as defined in Section 9.03) on the Company. The Company has made available to Parent prior to the date hereof complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation, by-laws and other organizational documents of its subsidiaries, in each case as amended to the date hereof. Such Certificates of Incorporation, By-laws and other organizational documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation, By-laws or other organizational documents.

     (b) Subsidiaries. Schedule 4.01(b) of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock of, or other ownership interests in, each subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens (as defined in Section 4.01(t)) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest). The Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity.

     (c) Capital Structure. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share. At the close of business on March 31, 2003, (i) 7,870,203 shares of the Company Common Stock and no shares of preferred stock were issued and outstanding, (ii) 1,637,783 shares of the Company Common Stock were held by the Company in its treasury and (iii) 400,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Series A Junior Participating Preferred Stock") were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Series A Junior Participating Preferred Stock, issued pursuant to the Rights Agreement, dated as of April 14, 1999, as amended on December 14, 1999, and as further amended on August 11, 2000 (the "Rights Agreement"), between the Company and Equiserve Trust Company, N.A., as Rights Agent. As of March 31, 2003, collectively, 1,638,294 shares of the Company Common Stock were subject to options or other purchase rights (the "Company Stock Options") granted pursuant to the grants described in Schedule 4.01(c) of the Company Disclosure Schedule (the "Individual Grants"), and under the Restated 1985 Incentive Stock Option Plan (the "1985 Stock Option Plan"), the Amended and Restated 1996 Stock Option Plan (the "1996 Stock Option Plan") and the 2000 Employee Stock Purchase Plan (the "ESPP," and together with Individual Grants, the 1985 Stock Option Plan and the 1996 Stock Option Plan, the "Company Stock Plans"). As of March 31, 2003, there were 2,218,304 shares of the Company Common Stock reserved for issuance under the Company Stock Plans. Except as set forth above, at the close of business on March 31, 2003, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") or rights

(other than the Company Stock Options) to receive shares of the Company Common Stock on a deferred basis granted under the Company Stock Plans. Schedule 4.01(c) of the Company Disclosure Schedule sets forth a true and complete list, as of March 31, 2003, of all the Company Stock Options, the holders thereof, the number of shares subject to each such option, the grant dates and the exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, if and when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding securities, options, warrants, calls, rights, conversion rights, redemption rights, repurchase rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, conversion right, redemption right, repurchase right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. There are no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries. All outstanding shares of Company Common Stock, all outstanding Company Stock Options and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and (ii) all requirements set forth in applicable contracts.

     (d) Authority; Noncontravention.

          (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval (as defined in Section 4.01(m)), if required by law, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, if required by law. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, and (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by the Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (A) the Certificate of Incorporation or By-laws of the Company or the comparable certificate of incorporation or organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other instrument or obligation applicable to the Company or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, obligations, losses, rights, Liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required to be made or obtained by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated by this Agreement, except for (A) the filing of a premerger notification and report form and the expiration or termination of the waiting period under the HSR Act; (B) if required by law, the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as defined in Section 6.01(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"); (C) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (D) the filing of the Schedule 14D-9 with the SEC; (E) such filings as may be required under state securities, or "blue sky" laws; (F) such filings as may be required under the rules of any securities exchange or automated quotation system on which the Company Common Stock is then listed or quoted; and (G) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Company.

          (ii) As of the date hereof, the Board of Directors of the Company at a meeting duly called and held (A) has unanimously approved, adopted and declared advisable this Agreement, the Stockholders Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement and (B) has resolved to recommend that the holders of Company Common Stock approve and adopt this Agreement and tender their Shares in the Offer.

     (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 2000 (including all filed reports, schedules, forms, statements and other documents whether or not required, the "Company SEC Documents"). As of their respective dates of filing with the SEC, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations reflected or reserved for on the most recent audited consolidated financial statements and the notes thereto included in the Company SEC Documents and liabilities and obligations incurred in the ordinary course of business since the date of the most recent audited consolidated balance sheet included in the Company SEC Documents and except for liabilities and obligations which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

     (f) Information Supplied. None of the Schedule 14D-9, the Proxy Statement or the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents will, at the date the Schedule 14D-9, the Proxy Statement, the Offer Documents or any amendments or supplements thereto are filed with the SEC, are first published or mailed to the Company's stockholders, at the time of the Company Stockholders Meeting, if such meeting is required by law, and at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Schedule 14D-9 and Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Schedule 14D-9 or Proxy Statement.

     (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), since the date of the most recent audited financial statements included in the Company Filed SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been since such date,
(i) any
material adverse change (as defined in Section 9.03) in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company or any of its subsidiaries to any director, executive officer or key employee of the Company or any of its subsidiaries of any award or incentive payment or increase in compensation or benefits, except in the ordinary course of business consistent with past practice (including, without limitation, pursuant to the Company's annual performance review of its employees in March 2003) or as was required under employment agreements in effect as of the date of this Agreement, (B) any granting by the Company or any of its subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement (all of which are listed in Schedule 4.01(j) of the Company Disclosure Schedule) or (C) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee, (v) any change in accounting methods, principles or practices by the Company, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, except insofar as may have been required by a change in U.S. generally accepted accounting principles, or (vi) action by the Company or any of its subsidiaries that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Sections 5.01(d), (e),
(h), (i) or (l).

     (h) Litigation. Except as disclosed in the Company Filed SEC Documents, there is no suit, action, proceeding or (to the knowledge of the Company) investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries; provided, that for purposes of this paragraph (h) only (and not for purposes of paragraph (a) of Annex I), any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a material adverse effect on the Company if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, or the transactions contemplated hereby.

     (i) Labor Relations.

          (i) There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. As of the date hereof, none of the employees of the Company or any of its subsidiaries are represented by any union with respect to their employment by the Company or such subsidiary. As of the date hereof, since December 31, 2000, neither the Company nor any of its subsidiaries has experienced any labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

          (ii) The Company and each of its subsidiaries is currently in compliance in all material respects with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by any appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company or any of its subsidiaries and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; and no third party has requested information from the Company or any of its subsidiaries that suggests that any such claim set forth in any of the foregoing might be contemplated.

          (iii) To the knowledge of the Company, no employee has: (A) violated or is violating any of the terms or conditions of any employment, non-competition, non-solicitation, or non-disclosure agreement between such employee and any former employer or other third party, (B) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, or (C) interfered or may be interfering in the employment relationship between such third party and any employee or any former employee, except for such matters contemplated by (A), (B) or (C) as are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Company.

          (iv) All officers and employees of the Company or any of its subsidiaries are under written obligation to the Company or its subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment or engagement, as the case may be, and to assign to the Company or its subsidiaries, as applicable, all inventions made by them within the scope of their employment or engagement, as the case may be, during such employment or engagement, as the case may be, and for a reasonable period thereafter. All independent contractors retained by the Company or any of its subsidiaries are under written obligation to the Company or its subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their engagement and to assign or grant to the Company or its subsidiaries, as applicable, such rights in any work product of such contractor as are required by the Company or its subsidiaries to use internally, and/or create derivative works, and/or license, and/or sublicense such work product to end user customers as appropriate.

     (j) Benefit Plans.

          (i) Schedule 4.01(j) of the Company Disclosure Schedule contains a list and brief description of (A) all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes collectively referred to herein as the "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Welfare Plan"), severance, termination, change in control, incentive compensation profit sharing stock option, stock purchase, stock ownership, phantom stock, deferred compensation plans, and other employee fringe benefit plans or arrangements and all employment, termination, severance or other contracts or agreements, to which the Company or any of its subsidiaries is a party, with respect to which the Company or any of its subsidiaries has any obligation or which are maintained, contributed to or required to be maintained or contributed to by the Company or its subsidiaries for the benefit of any present or former officers, employees, directors or independent contractors of the Company or any of its subsidiaries, (B) each employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and (C) any employee benefit plan in respect of which the Company could incur liability under Section 4212(c) of ERISA (all the foregoing being herein called the "Company Benefit Plans"). The Company has made available to Parent true, complete and correct copies of (A) each Company Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required by applicable law), (C) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required by applicable law and (D) each currently effective trust agreement and insurance or annuity contract relating to any Company Benefit Plan.

          (ii) Except as required by COBRA, none of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any of its subsidiaries.

          (iii) Each Company Benefit Plan has been administered in all material respects in accordance with its terms. To the knowledge of the Company, the Company, its subsidiaries and all the Company Benefit Plans are in material compliance with the applicable provisions of ERISA, the Code and other applicable laws as to the Company Benefit Plans. No action, claim or proceeding is pending, or to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) and to the knowledge of the Company, no fact or event exists that could give rise to any such action, claim or proceeding.

          (iv) The Company has not, and no subsidiary of the Company, and no entity that at any time was required to be treated as a single employer together with the Company under Section 414 of the Code or Section 4001 of ERISA (an "ERISA Affiliate"), has, at any time maintained, sponsored or contributed to, and none of the Company Benefit Plans is, a single employer plan, within the meaning of Section 4001(a)(15) of ERISA, a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any subsidiary of the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Neither the Company nor any subsidiary of the Company has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or
     (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

          (v) Each Company Benefit Plan that is intended to comply with the provisions of Section 401(a) of the Code has been the subject of a determination letter from the

     Internal Revenue Service to the effect that such Company Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened; and no amendment to such Company Benefit Plan as to which the remedial amendment period has expired would adversely affect its qualification or materially increase its cost. The Company has made available to Parent a copy of the most recent determination letter received with respect to each Company Benefit Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Schedule 4.01(j) of the Company Disclosure Schedule lists all the Company Benefit Plan amendments as to which a favorable determination letter has not yet been received.

          (vi) With respect to each Company Benefit Plan that is not subject to United States Law (a "Foreign Benefit Plan"): (A) all employer and employee contributions to each Foreign Benefit Plan required by applicable law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with applicable accounting practices; (B) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (C) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

          (vii) No employee of the Company or other person will be entitled to any payment or additional benefits or any acceleration of the time of payment, funding or vesting of any benefits under any Company Benefit Plan solely or partially as a result of the transactions contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under Section 280G of the Code.

          (viii) Since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any Company Benefit Plan.

          (ix) Schedule 4.01(j) sets forth a complete list of the Company's employees as of March 31, 2003.

     (k) Taxes.

          (i) Each of the Company and its subsidiaries has filed all Tax returns and reports required to be filed by it or extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a material adverse effect on the Company. All returns filed by the Company and each of its subsidiaries are complete and accurate in all material respects. The Company and each of its subsidiaries have paid (or the Company has paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Company, and no requests for waivers of the time to assess any such taxes have been granted or are pending.

          (iii) Neither the Company nor any of its subsidiaries is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, without regard to Section 280G(b)(4) of the Code.

     (l) Compliance with Applicable Laws.

          (i) Each of the Company and its subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits, consents and rights ("Permits") from all Governmental Entities necessary for it to own, lease or operate its assets and to carry on its business as now conducted, and there has occurred no default under or cancellations, suspensions or limitation with respect to any such Permit and no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened, except for the lack of Permits and for defaults under actual or pending, or to the knowledge of the Company, threatened cancellations, suspensions or limitations of Permits which, individually or in the aggregate, are not likely to have a material adverse effect on the Company. The Company and its subsidiaries are, and have been, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Company. No investigation, examination or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated, to the knowledge of the Company, an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, are not likely to have a material adverse effect on the Company.

          (ii) The businesses of each of the Company and its subsidiaries are being and have been conducted in compliance in all respects with all applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by the U.S. Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Company.

     (m) Voting Requirements. The affirmative vote at the Company Stockholders Meeting (as hereinafter defined) of the holders of a majority in voting power of all outstanding shares of the Company Common Stock to adopt this Agreement (the "Company Stockholder Approval"), if required by law, is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement.

     (n) State Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Offer, the Merger or the other transactions contemplated hereby or by the Stockholders Agreement. Assuming the accuracy of the representation and warranty set forth in Section 4.02(f), the action of the Board of Directors of the Company in approving this Agreement and the Stockholders Agreement (and the transactions provided for herein or therein) is sufficient to render inapplicable to this Agreement and the Stockholders Agreement (and the transactions provided for herein or therein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

     (o) Brokers. No broker, investment banker, financial advisor or other person, other than Broadview International LLC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Broadview International LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

     (p) Opinion of Financial Advisor. The Company has received an opinion (a copy of which has been, or promptly upon receipt thereof will be, delivered to Parent) of Broadview International LLC, dated as of the date hereof, that the consideration to be paid in the Offer and the Merger is fair, from a financial point of view, to the holders of shares of the Company Common Stock.

     (q) Material Contracts.

          (i) Subsections (A) through (P) of Schedule 4.01(q) of the Company Disclosure Schedule contain a list of the following types of contracts and agreements to which the Company or any of its subsidiaries is a party (such contracts, agreements and arrangements as are required to be set forth in
     Schedule 4.01(q) of the Disclosure Schedule being the "Material
     Contracts"):

               (A) each contract and agreement, whether or not made in the ordinary course of business (1) between Elite Information Systems, Inc. ("EIS") and any customer, which agreement was one of the 20 largest sources of customer billings for EIS during the fiscal year ended December 31, 2002; and (2) between Law Manager, Inc. ("LMI") and any customer, which agreement was one of the 5 largest sources of customer billings for LMI during the fiscal year ended December 31, 2002;

               (B) each contract relating to the sale of Company Intellectual Property, information services, data services or content by the Company or any of its subsidiaries, other than in the ordinary course of business;

               (C) all contracts and agreements evidencing indebtedness in excess of $50,000;

               (D) all joint venture, partnership and business acquisition or divestiture agreements executed since December 31, 1998 (and all letters of intent and term sheets relating to any pending transactions);

               (E) all agreements relating to issuances of securities of the Company or any of its subsidiaries (and all letters of intent, term sheets and draft agreements relating to any such pending transactions);

               (F) exclusive and non-exclusive distribution contracts (for the distribution of the Company's products) to which the Company or any of its subsidiaries is a party;

               (G) leases of real property;

               (H) agreements to which the Company or any of its subsidiaries is a party for the distribution by the Company or its subsidiaries of a third party's products;

               (I) all contracts not listed in subsections (F) or (H) above, involving the payment of royalties or other amounts, which exceeded $150,000 in 2002 or reasonably could be expected to exceed $150,000 in 2003, calculated based upon the revenues, income, or sales of the Company or any of its subsidiaries or income or revenues related to any product of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party;

               (J) all contracts and agreements that limit, or purport to limit, the ability of the Company or any of its subsidiaries to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

               (K) all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any of its subsidiaries that relates to the Company, any of its subsidiaries or their respective businesses;

               (L) all agreements related to professional services rendered to the Company or any of its subsidiaries in connection with the Offer, the Merger and this Agreement;

               (M) market research, marketing consulting and advertising contracts and agreements;

               (N) all agreements that license Company Software (excluding application program interfaces ("APIs")) to a third party for the purpose of allowing such third party to develop software code to be delivered to the Company or its subsidiary;

               (O) all agreements that license Company Software (excluding APIs) to third parties for their internal use, or for use on behalf of a licensed customer of the Company or its subsidiaries, for the purpose of allowing such third party to perform development or implementation services relating to such Company Software for such customer; and

               (P) all other contracts and agreements between the Company and any party (other than customers) that contemplate an exchange of consideration with a value of more than $200,000 in the aggregate over the term of such contract or agreement.

          (ii) Each Material Contract is a legal, valid and binding agreement. None of the Company or any of its subsidiaries has received any claim of default under or cancellation of any Material Contract and none of the Company or any of its subsidiaries is in breach or violation of, or default under, any Material Contract. To the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract. Neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall constitute default, give rise to cancellation rights, or otherwise adversely affect any of the Company's rights under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

     (r) Intellectual Property.

          (i) (A) "Intellectual Property" means patents, trademarks, service marks, trade dress, trade names, domain names, copyrights, computer software (source code and object code), trade secrets, know-how, technology, data rights and other proprietary or technical information, including registrations and applications for registration of the foregoing;
     (B) "Company Intellectual Property" means all Intellectual Property owned by or proprietary to the Company and its subsidiaries; (C) "Company Software" means all computer software and applications, data and databases that are material to the operation of the Company's business, or manufactured, distributed, sold, licensed or marketed by the Company or any Subsidiary in connection with their business; (D) "Third Party Intellectual Property" means all Intellectual Property that is owned by or proprietary to a party other than the Company or any of its subsidiaries; and (E) "Company IP Licenses" means all agreements under which the Company or its subsidiary licenses or provides any other right to Intellectual Property to a third party or which the Company or its subsidiary licenses or obtains any other right to Intellectual Property from a third party.

          (ii) The Company Disclosure Schedule sets forth a true and complete list of all (A) patents, patent applications, trademark registrations and applications, copyright registrations and applications and domain name registrations included in the Company Intellectual Property, (B) Company Software that is material to the business of the Company and its subsidiaries, and (C) Company IP Licenses that are material to the business of the Company and its subsidiaries (other than shrink-wrap or click-through licenses of commercially available, commodity software).

          (iii) (A) The Company or its subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property asserted to be owned by the Company or its subsidiaries in the Company Disclosure Schedule, free and clear of any Liens; (B) the Company and its subsidiaries own, license or have a valid right to use all Intellectual Property used, held for use or necessary in the operation of their business; (C) neither the Company or any of its subsidiaries is under any obligation to pay royalties, license fees or any other monetary consideration to a third party for the use of any Intellectual Property other than pursuant to the Company IP Licenses; (D) no Company Intellectual Property is subject to any outstanding decree, order, injunction, judgment, settlement or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property; (E) all Company Intellectual Property and the Company IP Licenses are valid and enforceable, and all registrations and applications for registration of Company Intellectual Property listed in the Company Disclosure Schedule are in good standing, have not lapsed or been abandoned, and are in full force and effect; and
     (F) no party to any Company IP License is in breach thereof or default thereunder and none of the Company or any of its subsidiaries has received any notice of termination, cancellation, breach or default under any Company IP License.

          (iv) The consummation of the transactions contemplated in this Agreement will not terminate or impair (A) the validity or enforceability of any of the material Company Intellectual Property, (B) any Company IP License, or (C) any right of the Company and its subsidiaries to use any material Third Party Intellectual Property currently used or held for use by the Company and its subsidiaries.

          (v) Except as set forth in the Company Disclosure Schedule: (A) the operation of the Company and its subsidiaries' business, including the manufacture, sale, license or provision of their products and services, do not infringe, misappropriate, dilute or otherwise violate any Third-Party Intellectual Property, and the Company has no knowledge of any basis of a claim therefor; and (B) there are no actions, proceedings or litigation pending, or to the knowledge of the Company, threatened, before any court, tribunal or governmental authority alleging any of the foregoing, or challenging the Company or any of its subsidiaries' right to use any Intellectual Property or the ownership, validity, enforceability or effectiveness of the Company Intellectual Property.

          (vi) The Company is in compliance in all material respects with all regulations or law governing the import and export of computer software. No rights in the Company Software have been transferred to any third party except pursuant to agreements listed on Schedule 4.01(q)(i)(N) or (O) of the Company Disclosure Schedule or relating to APIs which were provided pursuant to agreements substantially in the form included on Schedule 4.01(r)(vi) of the Company Disclosure Schedule.

          (vii) The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with their business. To the knowledge of the Company: (A) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property used in connection with their business by any person; (B) no employee, independent contractor or agent of the Company or any of its subsidiaries has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of their business; and (C) no employee, independent contractor or agent of the Company or any of its subsidiaries is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

     (s) Rights Agreement. The Company has amended the Rights Agreement to ensure that (a) none of a "Section 11(a)(ii) Event," a "Section 13 Event," a "Distribution Date," or a "Stock Acquisition Date" (in each case as defined in the Rights Agreement) will occur, and none of Parent, Merger Sub or any of their "Affiliates" or "Associates" will be deemed to be an "Acquiring Person" (in each case as defined in the Rights Agreement), solely by reason of the execution and delivery of this Agreement or the Stockholders Agreement, the making of the Offer, the acceptance for payment of Shares by Merger Sub pursuant to the Offer, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement or the Stockholders Agreement; and (b) the Rights will expire immediately prior to the acceptance for payment of, and payment for, the Shares pursuant to the Offer.

     (t) Real Property; Leases.

          (i) None of the Company or any of its subsidiaries owns or has owned (within the past five (5) years) any real property.

          (ii) Schedule 4.01(t)(ii) of the Company Disclosure Schedule sets forth a true and complete list of all real property currently leased by the Company or any of its subsidiaries. Each parcel of real property leased by the Company or any of its subsidiaries (i) is, except as may be set forth in the lease agreement for such real property, leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (A) Liens for current Taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, (D) all matters of record, Liens and other imperfections of title and encumbrances that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company, and (E) the terms of the Company's leases (collectively, "Permitted Liens"), and (ii) is to the knowledge of the Company neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

          (iii) There are no contractual or legal restrictions that preclude or restrict the ability to use any real property leased by the Company or any of its subsidiaries for the purposes for which it is currently being used.

     (u) Customers and Suppliers. Schedule 4.01(u) of the Company Disclosure Schedule sets forth a true and complete list of the Company's top 25 customers (based on the billings to such customer) during the 12-month period ended December 31, 2002. As of the date of this Agreement, no customer that accounted for more than two percent of the Company's customer billings during the 12-month period ended December 31, 2002, and no material supplier of the Company and any of its subsidiaries, (i) has cancelled or otherwise terminated any contract with the Company or any of its subsidiaries prior to the expiration of the contract term, (ii) has returned, or threatened to return, a substantial amount of any of the products, equipment, goods and services purchased from the Company or any of its subsidiaries, or (iii) to the Company's knowledge, has threatened, or indicated its intention, to cancel or otherwise terminate its relationship with the Company or any of its subsidiaries or to reduce substantially its purchase from or sale to the Company or any of its subsidiaries of any products, equipment, goods or services. Neither the Company nor any of its subsidiaries has materially breached any agreement with any such customer or supplier of the Company or any of its subsidiaries.

     (v) Insurance. Schedule 4.01(v) of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any of its subsidiaries is an insured, a named insured or otherwise the principal beneficiary of coverage, (A) the names of the insurer, the principal insured and each named insured, (B) the policy number, (C) the period, scope and amount of coverage and (D) the premium charged.

     (w) Assets.

          (i) Each of the Company or its subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets (the "Assets"), including, without limitation, the Company Intellectual Property used or intended to be used in the conduct of the Company's or any of its subsidiaries' business or otherwise owned, leased or used by the Company or any of its subsidiaries, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or any of its subsidiaries or in or relating to the conduct of the Company's or any of its subsidiaries' business. Each of the Company or its subsidiary, as the case may be, has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Liens, except Permitted Liens.

          (ii) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Company's and any of its subsidiaries' business.

     (x) Cash. As of the date of this Agreement, the Company's bank account balance includes cash, net of any indebtedness, of not less than $27 million. There are no Liens on the Company's cash, nor are there any contractual restrictions on the use or distribution of the Company's cash.

     SECTION 4.02 Representations and Warranties of Parent and Merger Sub. Except as set forth on the Disclosure Schedule dated the date hereof and delivered by Parent to the Company in connection with the execution of this Agreement (the "Parent Disclosure Schedule") (provided that the listing of an item in one schedule of the Parent Disclosure Schedule shall be deemed to be a listing in each schedule of the Parent Disclosure Schedule and to apply to any other representation and warranty of Parent and Merger Sub in this Agreement to the extent that it is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other schedule or representation and warranty), Parent and Merger Sub represent and warrant to the Company as follows:

     (a) Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Parent or Merger Sub. Parent has made available to the Company prior to the date hereof complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws of Merger Sub, in each case as amended to the date hereof. Such certificates of incorporation, by-laws and other organizational documents are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation, By-laws, or other organizational documents.

     (b) Subsidiaries. All the outstanding shares of capital stock of, or other ownership interests in Merger Sub have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest). Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

     (c) Authority; Noncontravention.

          (i) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due execution and delivery of the Agreement by the Company, the Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms subject to (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, and (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by each of Parent and Merger Sub will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, (A) the Certificate of Incorporation or By-laws of Parent or Merger Sub, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other instrument or obligation applicable to Parent or Merger Sub or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, obligations, losses, rights, Liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that, individually or in the aggregate, would not have a material adverse effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent and Merger Sub of any of the transactions contemplated by this Agreement, except for (A) the filing of a premerger notification and report form and the expiration or termination of the waiting period under the HSR Act; (B) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; (C) the filing of the Schedule TO and the other Offer Documents with the SEC; (D) such filings as may be required under the Exchange Act, state securities, or "blue sky" laws and state takeover laws; (E) such filings as may be required under the rules of any securities exchange or automated quotation system on which the Company Common Stock or securities of Parent is then listed or quoted; and (F) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Parent or Merger Sub.

          (ii) As of the date hereof, the Board of Directors of each of Parent and Merger Sub has unanimously approved, adopted and declared advisable this Agreement, the Stockholders Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement. No vote of any class or series of capital stock of Parent is necessary to approve and adopt this Agreement, the Offer, the Merger or the other transactions contemplated hereby.

     (d) Information Supplied. None of the Offer Documents or the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Schedule 14D-9 or Proxy Statement will, at the date the Offer Documents, the Schedule 14D-9, the Proxy Statement or any amendments or supplements thereto are filed with the SEC, are first published or mailed to the Company's stockholders, at the time of the Company Stockholders Meeting, if such meeting is required by law, and at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Offer Documents.

     (e) Financing. Parent has as of the date hereof and will have, at the Effective Time, all cash necessary to consummate the transactions contemplated by this Agreement, to provide for the Surviving Corporation's ongoing working capital requirements and to pay all related fees and expenses.

     (f) Company Stock. Neither Parent nor Merger Sub is, or at any time during the last three years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record) or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company.


                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01 Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, licenses and authorizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors, managers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as set forth on
Schedule 5.01 of the Company Disclosure Schedule, as otherwise permitted under
Section 5.04 of this Agreement or as consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

     (a) (i) declare, set aside or pay any dividends payable in cash, stock or property on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect or in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than in accordance with the terms thereof, the issuance of the Company Common Stock (and corresponding Rights) upon the exercise of Company Stock Options or otherwise pursuant to equity stock-based awards, in each case outstanding on the date of this Agreement and in accordance with their present terms;

     (c) amend its certificate of incorporation, by-laws or other comparable organizational documents;

     (d) acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that, in the case of clause
(i) or (ii), are material, individually or in the aggregate, to the Company;

     (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of assets in the ordinary course of business;

     (f) (i) incur any indebtedness for borrowed money or assume or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, assume or guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business, which in no event shall exceed $25,000, individually, or $100,000, in the aggregate, and except for intercompany indebtedness between the Company and any of its subsidiaries or between such subsidiaries, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly-owned subsidiary of the Company and other than investments made in the ordinary course of business;

     (g) make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, or, in the aggregate,

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


exceed in any month by more than $50,000 the amount of monthly budgeted expenditures as set forth in the Company's fiscal year 2003 budget which has been made available to Parent;

     (h) make any tax election that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the tax liability of the Company or settle or compromise any material income tax liability;

     (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or incurred since the date of such financial statements;

     (j) except as required by law, enter into, adopt or amend in any material respect or terminate any Company Benefit Plan or any other agreement involving the Company or its subsidiaries, and one or more of its directors, officers or employees;

     (k) hire additional employees except to fill current vacancies or vacancies arising after the date of this Agreement due to the termination of any employee's employment or increase the compensation of any director, executive officer or other key employee other than as required by, or pay any benefit or amount not required by, a plan or arrangement as in effect on the date of this Agreement to any such person; provided, that so long as such increases do not cause the expenses of the Company and its subsidiaries for compensation and benefits to exceed the amounts set forth in their budget for fiscal year 2003, the Company and its subsidiaries may increase salaries and other benefits of employees in the ordinary course of business consistent with past practice in connection with their annual performance review of employees in March 2003;

     (l) settle any litigation, suit, claim, action, proceeding or investigation to the extent such settlement would provide for relief other than monetary damages, except for settlement of any litigation, suit, claim, action, proceeding or investigation based on, resulting from, or otherwise related to, this Agreement or the Stockholders Agreement, the transactions contemplated hereby or thereby or the approval of, submission to, review of, or conduct of the Board of Directors or stockholders of the Company or any Governmental Entity;

     (m) enter into any contract or agreement, other than in the ordinary course of business and consistent with past practice;

     (n) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of any material rights of the Company or any of its subsidiaries thereunder, other than in the ordinary course of business consistent with past practice;

     (o) make any change in accounting methods, principles or practices of the Company, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, except insofar as may have been required by U.S. generally accepted accounting principles; or

     (p) authorize, or commit or agree to take, any of the foregoing actions.

     SECTION 5.02 Other Actions. Except as required by law, Parent, Merger Sub and the Company shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Offer set forth in Annex I hereto or the Merger set forth in Article VII not being satisfied.

     SECTION 5.03 Advice of Changes. Parent, Merger Sub and the Company shall promptly advise the other parties orally and in writing to the extent it has knowledge of (a) any representation or warranty made by it contained in this Agreement, becoming untrue or inaccurate in any material respect, (b) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (c) any change or event having, or which is reasonably likely to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Annex I hereto or Article VII to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.04 No Solicitation by the Company.

     (a) The Company shall not, and shall cause its subsidiaries and its and their respective directors, officers, employees and agents (including any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries) not to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal or, any proposal that may reasonably be expected to lead to a Company Takeover Proposal; provided, however, that, at any time prior to acceptance for payment of, and payment for, the Shares pursuant to the Offer (the "Company Applicable Period"), the Company may, in response to a Company Takeover Proposal which the Board of Directors of the Company determines in good faith may reasonably be expected to result in a Company Superior Proposal (as defined in Section 5.04(b)), which was not solicited by it and which did not otherwise result from a breach of this Section 5.04(a), after the Board of Directors of Company has determined in good faith that the furnishing of information and participating in discussions or negotiations pursuant to this clause is required by its fiduciary duties under applicable law, after having received advice from outside legal counsel and after the Company has entered into a customary confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement (as defined below), and subject to providing three business days prior written notice of its decision to take such action to Parent and compliance with Section 5.04(d), (x) furnish information with respect to the Company and its subsidiaries to any person making such a Company Takeover Proposal pursuant to a confidentiality agreement and (y) participate in discussions or negotiations regarding such Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to (i) any sale, transfer or other disposition of assets of any business that constitutes 20% or more of the net revenues, net income or the assets of the Company and its subsidiaries, taken as a whole, (ii) any sale, transfer, or other disposition of 20% or more of any class of equity securities of the Company or any of its subsidiaries, (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 5.04, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of this Agreement, the Stockholders' Agreement, the Offer or the Merger unless the Board of Directors of the Company determines in good faith that the failure to take the foregoing actions would be a breach of its fiduciary duties under applicable law after having received advice from outside legal counsel, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal (each, a "Company Acquisition Agreement"). Notwithstanding anything in this Agreement to the contrary, in response to a Company Superior Proposal (as hereinafter defined) which was not solicited by the Company and which did not otherwise result from a breach of Section 5.04(a), the Board of Directors of the Company may, during the Company Applicable Period, terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Company Acquisition Agreement with respect to any Company Superior Proposal), provided that the Company may not effect any termination or enter into any such Company Acquisition Agreement pursuant to this Section 5.04(b) unless and until (i) Parent's receipt of three business days' prior written notice advising Parent that the Board of Directors of the Company is prepared to accept a Company Superior Proposal; (ii) during such three business day period, the Company shall, and shall cause its financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent may propose; and (iii) the Company shall have paid the Termination Fee in full. For purposes of this Agreement, a "Company Superior Proposal" means any bona fide, unsolicited offer made by a third party to consummate (x) a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (y) the acquisition by any person or group of more than 50% of the voting power of the shares of the Company Common Stock then outstanding or (z) the sale, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries taken together; in each case on terms which the Board of Directors of the Company determines in good faith (after having received the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Offer and Merger and is reasonably capable of being consummated.

     (c) The Company shall, and shall direct or cause its subsidiaries and its and their respective directors, officers, employees and agents (including any investment banker, financial advisor, attorney, accountant or other representative retained by the Company) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be, or may have been, ongoing prior to or as of the date hereof, with respect to any Company Takeover Proposal. Subject to the exercise of its rights under Section 5.04, the Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

     (d) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 5.04, the Company shall promptly advise Parent orally and in writing of the existence of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal and any changes in any such request or to the Company Takeover Proposal.

     (e) Nothing contained in this Section 5.04 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any other disclosure required by applicable law or the terms of any listing agreement between the Company and NASDAQ or any other stock exchange or automated quotation system on which the Company Common Stock is then listed or quoted; provided, however, that any withdrawal, qualification, modification or amendment of the Board of Directors of the Company's recommendation in favor of the Offer and the Merger shall be made only as permitted by Section 5.04(b).


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01 Preparation of the Proxy Statement; Stockholder Meeting.

     (a) If following acceptance for payment of, and payment for, the Shares pursuant to the Offer, the adoption of this Agreement by the stockholders of the Company is required in order to effect the Merger under the DGCL, the Company and Parent shall, as promptly as practicable, prepare and the Company shall file with the SEC the Proxy Statement and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent; provided, that Parent shall use commercially reasonable efforts to provide or cause to be provided its comments to the Company as promptly as reasonably practicable after the Proxy Statement is transmitted to Parent for its review. If at any time prior to the Effective Time any information relating to Parent, Merger Sub or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent, Merger Sub or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     (b) If following acceptance for payment of, and payment for, the Shares pursuant to the Offer, the adoption of this Agreement by the stockholders of the Company is required in order to effect the Merger under the DGCL, the Company
(i) shall, as promptly as practicable, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval and (ii) shall, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, subject to Section 5.04(b), and use its reasonable best efforts to obtain such approval and adoption.

     (c) Parent agrees to vote all Shares beneficially owned by it or any of its subsidiaries in favor of the adoption of this Agreement at the Company Stockholders Meeting and agrees that it shall not dispose of any Shares (and shall cause Merger Sub not to dispose of any Shares) prior to the Company Stockholders Meeting.

     (d) Notwithstanding the foregoing, if at any time Parent or Merger Sub shall acquire at least 90% of the outstanding Shares, Parent, Merger Sub and the Company shall take all necessary and appropriate action to cause the Merger to become effective as promptly as practicable after consummation of the Offer and the satisfaction or waiver of the conditions set forth in Article VII without the Company Stockholders Meeting in accordance with Section 253 of the DGCL.

     SECTION 6.02 Access to Information; Confidentiality. Subject to the Confidentiality Agreement, dated as of October 3, 2002, between the Company and Parent (the "Confidentiality Agreement") and except as otherwise required by applicable law, the Company shall, and shall cause its respective subsidiaries to, afford to Parent and Merger Sub and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of Parent and Merger Sub, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its subsidiaries to, furnish promptly to the Parent and Merger Sub (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, and (b) except as otherwise required by applicable law, all other information concerning its business, properties and personnel as Parent and Merger Sub may reasonably request. No disclosure by or on behalf of the Company or any of its subsidiaries pursuant to this Section 6.02 shall have any effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of Parent and Merger Sub will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     SECTION 6.03 Filings; Other Action. Subject to the terms and conditions provided in this Agreement, each of the Company, Merger Sub and Parent shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and other regulatory filings with any relevant Governmental Entity and comply with all reasonable requests for information from any Governmental Entity with respect to the Merger and the transactions contemplated by this Agreement; and (b) use their respective reasonable best efforts promptly to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under this Agreement and applicable laws and regulations to obtain as promptly as practicable all consents, approvals, orders, authorizations, registrations and permits required to be obtained by it from any Governmental Entity or third party in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof; provided, however, that neither Parent nor the Company will be required to agree to, or proffer to, (i) divest or hold separate any of Parent's, the Company's or any of their respective affiliates' businesses or assets, (ii) cease to conduct business or operations in any jurisdiction in which Parent, the Company or any of their respective subsidiaries conducts business or operations as of the date of this Agreement, or (iii) otherwise limit (after the Effective Time) Parent's freedom of action with respect to, or its ability to retain, the Company and its subsidiaries or any portion thereof or any of Parent's or its affiliates' assets or businesses.

     SECTION 6.04 Stock Options.

     (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Individual Grants, the 1985 Stock Option Plan or the 1996 Stock Option Plan, collectively, the "Stock Option Plans") shall adopt such resolutions or take such other actions as may be required, including, without limitation, using its reasonable best efforts to obtain the consent of each holder of the Company Stock Options (provided, that the Company will not be required to take any action in violation of the terms of any Company Stock Option Plan or in breach of any underlying optionee agreement), so that at the Effective Time, each then outstanding Company Stock Option to purchase or acquire shares of Company Common Stock under the Stock Option Plans, whether or not then exercisable or vested, shall be canceled and shall represent the right to receive the following consideration in settlement thereof: for each share of Company Common Stock subject to such Company Stock Option, including any additional shares subject thereto by reason of their terms upon consummation of the "change of control" resulting from the Offer or the Merger, an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per share exercise price of such Company Stock Option to the extent such difference is a positive number (such amount in cash as described above being hereinafter referred to as the "Option Consideration").

     (b) The surrender of a Company Stock Option to the Company in exchange for the Option Consideration as set forth in Section 6.04(a) shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Stock Option. Prior to the Effective Time, the Company shall take all action necessary (including causing the Board of Directors of the Company (or any committees thereof) to take such actions as are allowed by the Company Stock Option Plans) to ensure that, following the Effective Time, no participant in any Company Stock Plan shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

     (c) Upon the Effective Time, Parent shall, or shall cause the Surviving Corporation to, pay to each holder of a Company Stock Option under the Stock Option Plans the Option Consideration in respect thereof. No interest shall be paid or accrued on such Option Consideration. Until settled in accordance with the provisions of this Section 6.04(c), each Company Stock Option under the 1996 Stock Option Plan shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration.

     (d) The Company shall cause the ESPP to terminate at the Effective Time and shall promptly refund to each Participant (as defined in the ESPP) the cash balance in the Participant's account in accordance with the terms of the ESPP.

     SECTION 6.05 Indemnification, Exculpation and Insurance.

     (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Corporation to (and be liable for any failure of the Surviving Corporation to), and the Surviving Corporation shall, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its subsidiaries (the "Covered Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Covered Party is or was an officer or director of the Company or any of its subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. Each Covered Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent and the Surviving Corporation within ten business days of receipt by Parent or the Surviving Corporation from the Covered Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     (b) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its subsidiaries than are presently set forth in Articles 8 and 9 of the Certificate of Incorporation and Article V of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of a Covered Party, unless such modification shall be required by law.

     (c) Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time, the current policies of the directors' and officers' liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage (containing terms and conditions that are not less favorable) with respect to matters occurring prior to the Effective Time).

     (d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.05 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

     (e) The covenants contained in this Section are intended to be for the benefit of, and shall be enforceable by, each of the Covered Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which a Covered Party is entitled, whether pursuant to law, contract or otherwise.

     (f) In the event that the Parent or Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Parent or Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.05

     SECTION 6.06 Fees and Expenses.

     (a) All fees and expenses incurred in connection with this Agreement, the Stockholders Agreement and the transactions contemplated by this Agreement or the Stockholders Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. The Company covenants and agrees that the Company and its subsidiaries shall not incur or cause to be incurred Transaction Fees (as hereinafter defined) in excess of $2,500,000. The Company covenants and agrees that it will incur legal fees and expenses in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement on a reasonable and customary basis, consistent with past practice. For purposes of this Section 6.06, "Transaction Fees" shall mean the fees and disbursements of the Company's financial advisors that are incurred in connection with the preparation, negotiation, execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated hereby.

     (b) If (i) the Company terminates this Agreement pursuant to Section 8.01(d) or (ii) any person shall have commenced, publicly proposed or communicated to the Company a

Company Takeover Proposal that is publicly disclosed and not withdrawn and (A) the Offer shall have remained open for at least 20 business days, (B) the Minimum Condition shall not have been satisfied, (C) this Agreement shall have been terminated pursuant to Section 8.01 (other than Sections 8.01(a), 8.01(b)(iii) or 8.01(c) and other than on account of the conditions set forth in paragraphs (a), (d), or (g) of Annex I), and (D) other than in the case of termination pursuant to Section 8.01(f) or on the account of the condition set forth in paragraph (f) of Annex I, the Company enters into an agreement with respect to a Company Takeover Proposal, or a Company Takeover Proposal is consummated, in each case within 12 months after the termination of this Agreement pursuant to Section 8.01, and the Company shall not theretofore have been required to pay the Termination Fee to Parent pursuant to subsection 6.06(b)(i), then in each case, the Company shall pay, or cause to be paid to Parent, an amount equal to $3,500,000 (the "Termination Fee").

     SECTION 6.07 Public Announcements. Each of the Company, Merger Sub and Parent will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as any such party may determine in good faith is required by applicable law, by court process or by obligations pursuant to any listing agreement between such party and any securities exchange or automated quotation system on which such party's common stock (or equivalent equity securities) are then listed or quoted. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The parties further agree that the Confidentiality Agreement is hereby amended to the extent necessary to be consistent with the terms of this Section 6.07.

     SECTION 6.08 Employee Matters.

     (a) Parent agrees that, until the later of the date which is 6 months after the Effective Time or December 31, 2003, the Company shall honor in accordance with their respective terms and, on and after the Effective Time, Parent shall cause the Surviving Corporation to honor, without offset, deduction, counterclaim, interruption or deferment, all Company Benefit Plans to the extent the Company Benefit Plans are not superseded by other plans, agreements or other arrangements; provided that any such superseding plans, agreements or other arrangements are at least no less favorable, in the aggregate, to the employees and former employees as the Company Benefit Plans in effect immediately prior to the time of acceptance for payment of, and payment for, any Shares pursuant to the Offer. Parent acknowledges that, for the purposes of certain of the Company Benefit Plans set forth in Schedule 4.01(j)(vii) of the Company Disclosure Schedule, the consummation of the Offer or the Merger or stockholder approval of the Merger (depending upon the terms of the applicable plan or agreement) will constitute a "change in control" of the Company (as such term is defined in such plans and agreements). Parent agrees to cause the Surviving Corporation, after consummation of the Offer, to pay all amounts provided under such Company Benefit Plans in accordance with their respective terms and to honor, and to cause the Surviving Corporation to honor, all rights, privileges and modifications to or with respect to any such Company Benefit Plans that become effective as a result of such change in control, except to the extent that such payments are to be made pursuant to Company Benefit Plans listed in Schedule 4.01(j)(vii) of the Company Disclosure Schedule that are superseded by agreements with individuals that become effective prior to, or at the Effective Time.

     (b) Parent agrees that, until the later of the date which is 6 months after the Effective Time or December 31, 2003, it shall, or shall cause the Surviving Corporation to, provide employee pension and welfare plans for the benefit of employees and former employees of the Company that, in the aggregate, are at least no less favorable to such employees and former employees as the Company Benefit Plans in effect immediately prior to the time of acceptance for payment of, and payment for, any Shares pursuant to the Offer. To the extent any benefit plan of Parent (or any plan of the Surviving Corporation) shall be made applicable to any employee or former employee of the Company, Parent shall, or shall cause the Surviving Corporation to, as the case may be, grant to employees and former employees of the Company credit for service with the Company prior to the Effective Time for the purposes of determining eligibility to participate and the employee's nonforfeitable interest in benefits thereunder and, unless a duplication of benefits would thereby result, for calculating benefits (including benefits the amount or level of which is determined by reference to an employee's vesting service) thereunder. In addition, to the extent any plan of Parent (or any plan of the Surviving Corporation) which constitutes a "Welfare Plan," as defined in Section 4.01(j) hereof, shall be made applicable to any employee or former employee of the Company, Parent shall, or shall cause the Surviving Corporation to, as the case may be, (i) waive all preexisting condition exclusions and waiting periods otherwise applicable to employees and former employees of the Company, except to the extent any such limitations or waiting periods in effect under comparable Company Benefit Plans have not been satisfied as of the date such plan is made so applicable and (ii) credit each employee and former employee of the Company for any co-payments, co-insurance, and deductibles paid by such employee or former employee under comparable Company Benefit Plans prior to the date such plan is made so applicable. Nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any Company Benefit Plan or any other employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation or Parent to offer to continue (other than as required by its terms) any written employment contract.

     SECTION 6.09 Confidentiality Agreement. The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the transactions contemplated hereby. Upon the acceptance for payment of shares of Company Common Stock pursuant to the Offer, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except as otherwise provided in this Agreement), on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. If required by law, the Company Stockholder Approval shall have been obtained.

     (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as practicable any such Restraints that may be entered.

     (d) Purchase of Shares. Merger Sub shall have previously accepted for payment and paid for all Shares validly tendered pursuant to the Offer and not withdrawn.

     SECTION 7.02 Frustration of Closing Conditions. Neither the Company nor Parent may rely on the failure of any condition set forth in Section 7.01 (or, also in the case of Parent, the conditions set forth in Annex I) to be satisfied if such failure was caused by such party's (including, in the case of Parent, Merger Sub's) failure to comply with its obligations under this Agreement.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or adoption of this Agreement by Parent as the sole stockholder of Merger Sub:

     (a) by mutual written consent of the Company and Parent;

     (b) by either the Company or Parent (provided that the party seeking to terminate may not rely on the existence of any of the following conditions resulting from its (including, in the case of Parent, Merger Sub's) failure to perform any of its obligations under this Agreement):

          (i) if Merger Sub shall not have purchased Shares pursuant to the Offer on or before the Outside Date; provided that if the Company has requested that Parent cause Merger Sub to extend the Expiration Date to a period not to exceed the Alternative Outside Date under the conditions specified in Section 1.01(a), the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not become effective until the earlier of the Alternative Outside Date or such time as the Company shall withdraw its request that Parent cause Merger Sub to extend the Expiration Date pursuant to Section 1.01(a);

          (ii) if the Offer shall have expired without any Shares being purchased pursuant thereto or the Offer is terminated as permitted under this Agreement without any Shares having been accepted for payment thereunder; or

          (iii) if any Restraint which has the effect of making consummation of the Offer or the Merger illegal or otherwise preventing or prohibiting consummation of the Offer or the Merger shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

     (c) by the Company, during the Company Applicable Period, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, such that (i) (A) the representations and warranties of Parent or Merger Sub set forth in the Agreement that are qualified as to materiality or material adverse effect shall not be true and correct, or any such representation and warranty of Parent or Merger that is not so qualified shall not be true and correct in all material respects, both when made and at and as of the expiration of the Offer, as if made at and as of such time (except to the extent expressly made as of any earlier date, in which case as of such date) or
(B) Parent or Merger Sub shall not have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the expiration of the Offer and (ii) such breach or failure to perform is incapable of being, or is not, cured by Parent or Merger Sub, as the case may be, by the earlier of the Expiration Date or within five business days of notice thereof;

     (d) by the Company, at any time during the Company Applicable Period, in accordance with Section 5.04(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, the Company shall have complied with the notice provisions of Section 5.04 and shall have paid the Termination Fee delineated in Section 6.06(b) hereof;

     (e) by Parent, during the Company Applicable Period, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in (ii) (b) and (c) of Annex I and (B) is incapable of being, or is not, cured by the Company by the earlier of the Expiration Date or within five business days of notice thereof;

     (f) by Parent, if the Board of Directors of the Company or any committee thereof shall, during the Company Applicable Period, have withdrawn or modified in a manner adverse to Parent or the Merger Sub, the approval or recommendation of the Offer, the Merger, this Agreement, or the Stockholders Agreement, or approved or recommended any Company Takeover Proposal or any other acquisition of Shares (except for approvals not inconsistent with the Offer or the Merger as may be necessary or desirable in connection with the issuance of Company Common Stock as permitted under Section 5.01(b) or to exempt acquisitions of Company Common Stock from liability under Section 16(b) of the Exchange Act) other than the Offer and the Merger, or the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

     (g) by Parent, if due to an occurrence or circumstance that would result in the failure to satisfy any conditions set forth in Annex I (other than the Minimum Condition or the Regulatory Condition), Merger Sub shall have failed to commence the Offer within 30 days following the date of this Agreement.

     SECTION 8.02 Frustration of Closing Conditions. Neither the Company nor Parent may rely on the failure of any condition set forth in Section 7.01 (or, also in the case of Parent, the conditions set forth in Annex I) to be satisfied if such failure was caused by such party's (including, in the case of Parent, Merger Sub's) failure to comply with its obligations under this Agreement, including, without limitation, pursuant to Section 6.03 hereof.

     SECTION 8.03 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or Parent, other than (a) the provisions of the last sentence of Section 6.02, (b) the provisions of Section 6.06, (c) this Section 8.03, (d) Article IX and (e) the Confidentiality Agreement (without giving effect to any waiver or amendment thereto contemplated by this Agreement), which provisions and agreements shall survive such termination, and termination of this Agreement will not relieve a breaching party from liability for any breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement giving rise to such termination.

     SECTION 8.04 Amendment. Subject to Section 1.03(c), this Agreement may be amended by the parties hereto at any time before or after the Company Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires the further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 8.05 Extension; Waiver. Subject to Section 1.03 (c), at any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) except as otherwise provided in this Agreement and subject to the proviso of Section 8.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit (a) any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or (b) the survival of the last sentence of Section 6.02 and of Section 6.06, Section 8.03, this Article IX and the Confidentiality Agreement, as set forth in Section 8.03.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to the Company, to:

                  Elite Information Group, Inc.
                  5100 Goldleaf Circle, Suite 100
                  Los Angeles, California 90056
                  Facsimile:  (323) 642-5400
                  Attention:  President

                  with a copy to:

                  Robinson Bradshaw & Hinson, PA
                  1900 North Tryon Street, Suite 1900
                  Charlotte, North Carolina 28246
                  Facsimile:  704-378-4000
                  Attention:  Patrick S. Bryant

     (b) if to Parent or Merger Sub, to:

                  The Thomson Corporation
                  Metro Center
                  One Station Place
                  Stamford, Connecticut 06902
                  Facsimile:  203-357-9762
                  Attention:  Ed Friedland

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Facsimile Number:  212-848-7179
                  Attention:  Peter J. Rooney

     SECTION 9.03 Definitions. For purposes of this Agreement:

     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

     (b) "business day" shall have the meaning set forth in Rule 14d-1(g)(3) under the Exchange Act;

     (c) "Fully-Diluted Basis" means after taking into account all outstanding Shares and assuming the exercise, conversion or exchange of all options, warrants, convertible or exchangeable securities and similar rights (other than, unless exercisable, the Rights) and the issuance of all shares of the Company Common Stock that the Company is obligated to issue thereunder;

     (d) "knowledge" of any person which is not an individual means the actual knowledge (after the exercise of reasonable diligence) of, in the case of the Company, those persons set forth in Schedule 9.03(d) of the Company Disclosure Schedule;

     (e) "material adverse change" or "material adverse effect" means, when used in connection with Parent or the Company, any change, effect, event, occurrence or state of facts that (i) is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, (ii) materially impairs or delays the ability of such party to perform its obligations under this Agreement or (iii) prevents the consummation of any of the transactions contemplated by this Agreement, except to the extent that any such change, effect, event, occurrence or state of facts results from (A) any act or omission of any party hereto that has been previously consented to in writing by the other parties hereto, (B) changes in the United States or global economy or securities markets in general, which changes do not affect the Company disproportionately relative to other entities operating in its industry, (C) general changes or developments in the industry in which the Company operates, which changes do not affect the Company disproportionately relative to other entities operating in its industry, or (D) the negotiation, execution and delivery of this Agreement, the recommendation of this Agreement by the Company's Board of Directors, the consummation of the transactions contemplated hereby, the announcement of any of the foregoing or the actions of Parent taken in connection herewith;

     (f) "person" means an individual, corporation, partnership, limited liability company, limited partnership, joint venture, association, trust, unincorporated organization or other entity or government, political subdivision, agency or instrumentality of a government;

     (g) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, at least a majority of the equity interests of which) is owned directly or indirectly by such first person; and

     (h) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any United States federal, state, local or United Kingdom or other Non-United States governmental or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

     SECTION 9.04 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 9.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.06 Entire Agreement; Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (as amended hereby) (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 6.04 (but only to the extent of any failure after the Effective Time to pay the Option Consideration to any optionee, provided that such optionee shall have executed a release of rights in form reasonably satisfactory to Parent with respect to such optionee's Company Stock Options) and Section 6.05, are not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 9.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that Merger Sub may assign all or any of its rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.09 Enforcement; Waiver of Jury Trial.

     (a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

     (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.09(b).

     SECTION 9.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, unless the effects of such invalidity, illegality or unenforceability would prevent the parties from realizing the economic or legal substance of the transactions contemplated hereby that they currently anticipate obtaining therefrom, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.12 Time is of the Essence. Each of Parent, Merger Sub and the Company agree that time is of the essence with respect to every covenant, condition to be satisfied and action to be taken hereunder, and shall proceed accordingly with respect to every such action necessary, proper or advisable to make effective the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                         ELITE INFORMATION GROUP

                                         /s/ Christopher K. Poole
                                         ---------------------------------------
                                         Name:  Christopher K. Poole
                                         Title: Chairman & Chief Executive
                                                Officer

                                         THE THOMSON CORPORATION

                                         /s/ Deirdre Stanley
                                         ---------------------------------------
                                         Name: Deirdre Stanley
                                         Title: Senior Vice President



                                         GULF ACQUISITION CORP.

                                         /s/ Michael E. Wilens
                                         ---------------------------------------
                                         Name: Michael E. Wilens
                                         Title: President

                                     ANNEX I

     Notwithstanding any other provision of the Offer, Merger Sub shall not be required to accept for payment or, subject to applicable law, pay for any Shares, and may, subject to the Company's right in Section 1.01(a) of the Agreement to require that Parent cause Merger Sub to extend the Offer, terminate, amend or extend the Offer, if (i) immediately prior to the Expiration Date, (A) the Minimum Condition (as defined in the Agreement) shall not have been satisfied or (B) the Regulatory Condition (as defined in the Agreement) shall not have been satisfied or (C) a Litigation Event exists or (ii) at any time on or after the date of the Agreement and prior to the expiration of the Offer, any of the following conditions, other than the Litigation Event, exists:

     (a) there shall be (x) any statute, rule, regulation, judgment, order or injunction enacted, entered, promulgated, issued or enforced by or on behalf of a Governmental Entity (and, in the case of any judgment, order or injunction, the same shall have become final and nonappealable) or (y) there shall have been instituted or be pending any litigation, suit, claim, action, proceeding or investigation before any Governmental Entity (and which is reasonably likely to be successful on its merits) or by any Governmental Entity (such event described in (y), a "Litigation Event") that, in the case of either (x) or (y), (i) prohibits, restrains, seeks to prohibit or restrain or makes materially more costly the acquisition by the Merger Sub of any of the Shares under the Offer or the making or consummation of the Offer, the Merger or the other transactions contemplated by the Agreement or the Stockholders Agreement, (ii) prohibits, limits or seeks to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries, in each case, taken as a whole, or compels or seeks to compel the Company or Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of such person, in each case as a result of the Offer or the Merger, (iii) imposes or seeks to impose any material limitations on the ability of Parent or the Merger Sub to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer, including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company, (iv) prohibits Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the business or operations of the Company and its subsidiaries or of Parent and its subsidiaries, in each case, taken as a whole, (v) requires or seeks to require the divestiture by Parent, Merger Sub or any other affiliate of Parent of any Shares, (vi) seeks an amount of monetary damages which, if awarded, would be reasonably likely to have a material adverse effect on the Company, or (vii) which otherwise would prevent or materially delay consummation of the Offer or the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would be reasonably likely to have a material adverse effect on the Company; or

     (b) the representations and warranties of the Company set forth in the Agreement shall not be true and correct, when made and at and as of the Expiration Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a material adverse effect on the Company; or

     (c) the Company shall not have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Expiration Date; or

     (d) there shall have occurred and be continuing (x) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States for a period in excess of 24 hours or (y) any declaration of a banking moratorium or general suspension of payments in respect of lenders that regularly participate in the U.S. market in loans to large corporations; or

     (e) any material adverse change in the Company shall have occurred; or

     (f) the Company's Board of Directors, or any committee thereof, shall have withdrawn or modified, in a manner adverse to Parent or Merger Sub, the approval or recommendation of the Offer, the Merger, the Agreement or the Stockholders Agreement, or approved or recommended any Company Takeover Proposal or any other acquisition of Shares other than the Offer and the Merger or the Company's Board of Directors, or any committee thereof, shall have resolved to do any of the foregoing; or

     (g) Merger Sub and the Company shall have agreed that Merger Sub shall terminate the Offer or postpone the acceptance for payment of Shares thereunder.

     The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such conditions (except to the extent that any such condition results from the breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or obligations under the Agreement) and, except with respect to the Minimum Condition and the Regulatory Condition, may be waived by Merger Sub or Parent in whole or in part at any time and from time to time prior to the expiration of the Offer. The failure by Merger Sub or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the expiration of the Offer.

                                                                       Exhibit A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ELITE INFORMATION GROUP, INC.


     1. The name of the Corporation is Elite Information Group, Inc.

     2. The address of its registered office in the State of Delaware is 2711 Centreville Road, Suite 400 in the City of Wilmington, Delaware, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     4. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value.

     5. Cumulative voting is prohibited.

     6. The Corporation is to have perpetual existence.

     7. To the fullest extent permitted by law, all of the powers of the management of the business and affairs of the Corporation are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation thereof, the Board of Directors shall have the power to make, adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders to adopt, alter, amend and repeal bylaws made by the Board of Directors.

     8. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article 8 shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation of any liability of a director which has not been eliminated by the provisions of this Article 8.

     9. (a) Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, being or having been such a director or officer, he or she, or a person of whom he or she is a legal representative, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the Delaware General Corporation Law, public policy or other applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. The right to indemnification granted in this Article 9(a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined (including the final resolution of any suit which may be brought by such director or officer pursuant to the Bylaws of the Corporation seeking to enforce rights of indemnification) that such director or officer is not entitled to be indemnified under this Article 9(a) or otherwise. The indemnification granted in this Article 9(a) shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as may be provided in the Bylaws of the Corporation with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) If a claim under Article 9(a) is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under Article 9(a) upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, upon tender of any required undertaking), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant is not entitled to indemnification shall be a defense to the action or create a presumption that the claimant is not so entitled. If an action is brought pursuant to Article 9(a), a final nonappealable order in such action shall constitute the ultimate determination of the claimant's right to indemnification.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition granted in Article 9(a) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval by the stockholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide a claimant with the broadest nonduplicative indemnity legally possible.

     (d) Any repeal or amendment of this Article 9 or any portion hereof by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right of any person to indemnification and advancement of expenses existing at the time of such repeal or amendment.

     (e) In the event that any provision of this Article 9 is determined by a court to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article 9 shall remain in full force and effect.

     10. The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders of the Corporation herein are granted subject to this reservation.